EXHIBIT 99.1

             SOVEREIGN BANCORP SETS EPS TARGET OF
              $2.00 PER SHARE WITHIN FIVE YEARS

      STRATEGY TARGETING A STOCK PRICE THAT IS 3x HIGHER,
              OUTLINED IN THE 2000 ANNUAL REPORT

PHILADELPHIA, PA.Sovereign Bancorp, Inc. ("Sovereign") (NASDAQ/NMS: SVRN), parent company of Sovereign Bank ("Bank"), today announced a five year plan to achieve an average growth rate of about 15% in operating EPS and to increase shareholder value by about 300 percent over current levels within five years.

In the company's 2000 Annual Report that is being mailed to shareholders tomorrow, March 28, 2001, Sovereign outlines the reasons it believes it has formed a strong foundation for higher growth through a community-oriented commercial bank model. This model includes a balanced $22 billion loan portfolio that is equally distributed between commercial, consumer and residential loans, a low cost $24 billion deposit base yielding margins in the 3.5% to 4.0% range and a dominant market position in all geographic markets the bank services between Boston and Philadelphia.

During 2000, Sovereign integrated the strategic FleetBoston line of business acquisition. Sovereign believes this acquisition, which was acquired at only about seven times earnings, resulted in a dramatically improved franchise and balance sheet. This acquisition included substantially all of the Fleet Bank consumer and small to middle market commercial banking franchise in eastern Massachusetts and southern New Hampshire, substantially all of the BankBoston franchise in Rhode Island, and significant parts of the BankBoston franchise in western Massachusetts and Connecticut. The acquisition included about $12 billion in deposits, $8 billion in loans and about 3,500 team members.

"Our goal has always been and remains to deliver above average returns for our shareholders over the longer haul. With the FleetBoston acquisition, we took substantial integration and capital risk in the short run that resulted in a significantly lower P/E multiple and, hence, a lower stock price. Now that we have proven to the marketplace that our team has successfully completed the integration and that capital levels are being restored more quickly than anticipated by the market, we believe Sovereign is poised to achieve higher average returns to our shareholders," stated Jay S. Sidhu, Sovereign's President and CEO.

Sidhu added, "We believe we have established a solid foundation
for future growth.   We are very clear about our strategy and
are totally focused on executing a five point plan to achieve our financial and business goals".

The five point plan is follows:

     -- Increasing fee-based revenues by approximately 15 percent on average a year.
     -- Growing low cost core deposits in the 7 percent to 10 percent range annually.
     -- Growing consumer and corporate banking loans in the range of 8 percent to 10 percent annually.
     -- Paying down about $1 billion in holding company debt by 2005.
     -- Maintaining an absolute focus on our four critical success factors. Those being, superior asset quality, low interest rate risk, high productivity levels and superior sales and customer service through experienced and committed team members.

"We have also invested heavily in developing superior cash management, trade finance and capital market products. We now look to above average returns from these investments". Sidhu continued.

In addition to the enhanced franchise and line of business initiatives, Sovereign has significantly repositioned and strengthened its balance sheet over the past few months.
Several initiatives were implemented in 2000, including a reduction of $6 billion in high cost borrowings and an improvement in the mix of earning assets. This was followed by the recently announced $150 million increase in common equity through the issuance of 20 million shares of Sovereign common stock and the refinancing of the $400 million credit facility arranged by Citibank with the Bank of Scotland at a lower interest rate and more favorable terms. Sovereign believes it is now positioned to internally generate tangible common equity of over $500 million between now and year-end 2002, without any new offerings. "We are not planning any more capital offerings. We are now totally focused on simply executing our strategy and quickly increasing our equity capital," Sidhu commented.

Sidhu noted, "The $500 million of internally generated tangible equity we anticipate over the next several quarters would strengthen our capital base while significantly reducing our holding company debt and accelerating our earnings. We expect that the annual run rate of internally generated tangible equity after October 2001 would be about $400 million, restoring capital at Sovereign very quickly. We deferred paying about $340 million to Fleet for the FleetBoston acquisition pursuant to a non-solicitation agreement, which will be fully paid by October 2001. After that date, we hope to generate approximately $35 to $40 million of tangible equity capital each month."

As a result of this focused and differentiated strategy of combining the best of a smaller community-oriented commercial bank with the best of a large bank, Sovereign anticipates achieving approximately $2.00 per share in earnings by 2005 for hopefully an implied stock price in the range of $24 to $30 a share. "We do not envision straight line growth in EPS or our stock price. It's a longer term target that the company is totally focused on achieving," commented Sidhu.

"We believe this is a realistic expectation and is supported by the fact that Sovereign has historically provided our shareholders with a 25 percent total annual return to shareholders over the past ten years. We believe we have an excellent management team at Sovereign and these initiatives will again put us among the top performing companies in the country," stated Richard E. Mohn, Chairman of the Board, Sovereign Bancorp, Inc.

Sidhu concluded, "We have a tremendous amount of optimism and excitement at Sovereign as we look to build upon our foundation. We envision making about $12.5 billion in loans to small and medium size business in our market area over the next five years, and an additional similar amount to consumers. Our mortgage banking operations, which are more cyclical in nature, may originate up to $10 billion in loans over this time period also. We envision opening well over 200,000 new checking accounts each year for our customers and having among the best internet banking operations in the marketplace."

Sovereign is a $33 billion financial institution with approximately 556 community banking offices and over 1,000 ATMs in Pennsylvania, Delaware, New Jersey, Connecticut, New
Hampshire, Rhode Island and Massachusetts. Sovereign is currently the third largest financial institution headquartered in Pennsylvania and the third largest serving New England.

Note: This press release contains statements of Sovereign's strategies, plans, and objectives, as well as estimates of future operating results for 2001 and beyond for Sovereign Bancorp, Inc. and Sovereign Bank. These statements and estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of
1995), which involve significant risks and uncertainties.

These forward-looking statements include statements with respect to Sovereign's vision, mission, strategies, goals, beliefs, plans, objectives, expectations, anticipations, estimates, intentions, financial condition, results of operations, operating efficiencies, revenue creation, shareholder value, future performance and business of Sovereign, including:
(i) statements relating to Sovereign's expectations and goals with respect to (a) growth in earnings per share and increases in shareholder value; (b) growth in cash earnings, operating earnings, net income and internal tangible equity generation;
(c) return on equity; (d) return on assets; (e) efficiency ratio; (f) tier 1 leverage ratio; (g) annualized net charge-offs and other asset quality measures; (h) fee income as a percentage of total revenue; (i) tangible equity to assets; (j) book value and tangible book value per share; (k) loan and deposit portfolio compositions, employee retention, deposit retention, asset quality, reserve adequacy; and (ii) statements preceded by, followed by or that include the words "may," "could," "should," "pro forma," "looking forward," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan," "hope," "envision," "strive," "try," or similar expressions. Although we believe that the expectations reflected in our forward-looking statements are reasonable, these forward-looking statements involve risks and uncertainties which are subject to change based on various important factors (some of which, in whole or in part, are beyond Sovereign's control). The following factors, among others, could cause Sovereign's financial performance to differ materially from the goals, plans, objectives, intentions and expectations, forecasts and projections (and underlying assumptions) expressed in such forward-looking statements: (1) the strength of the United States economy in general and the strength of the regional and local economies in which Sovereign conducts operations, (2) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (3) inflation, interest rate, market and monetary fluctuations; (4) the ability of Sovereign and Sovereign Bank to successfully integrate the assets, liabilities, customers, systems and management we acquire into our operations; (5) the timely development of competitive new products and services by Sovereign and the acceptance of such products and services by customers; (6) the willingness of customers to substitute competitors' products and services and vice versa; (7) the success of Sovereign and Sovereign Bank in meeting the post-closing regulatory requirements with respect to the FleetBoston acquisition and the ability to timely pay installments related to non-solicitations agreement in connection with the acquisition; (8) the impact of changes in financial services' laws and regulations and the application of such laws and regulations (including laws concerning taxes, capital, liquidity, proper accounting treatment, securities and insurance) and the impact of changes in generally accepted accounting principles; (9) technological changes; (10) changes in consumer spending and savings habits;
(11) unanticipated regulatory or judicial proceedings;
(12) changes in asset quality; and (13) the success of Sovereign at managing the risks involved in the foregoing.
Sovereign cautions that the foregoing list of important factors is not exclusive, and neither such list nor any such forward-looking statement takes into account the impact that any future acquisition may have on Sovereign and any such forward-looking statement, Sovereign does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of Sovereign.

Operating earnings and cash operating earnings, as defined, are not a substitute for other financial measures determined in accordance with generally accepted accounting principles. Because all companies do not calculate operating earnings and cash operating earnings in the same fashion, these measures as presented may not be comparable to other similarly titled measures of other companies.